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                                                                EXHIBIT 10.7 (b)


                 AMENDED AND RESTATED NON-COMPETITION AGREEMENT


         This AMENDED AND RESTATED NON-COMPETITION AGREEMENT (this "Agreement") is made as of this 15th day of December, 1999, between WESTBROOKE COMMUNITIES, INC., a Florida corporation ("Communities"), WESTBROOKE AT WEST LAKE, INC., a Florida corporation, WESTBROOKE AT WINSTON TRAILS, INC., a Florida corporation, WESTBROOKE AT PEMBROKE PINES, INC., a Florida corporation, and WESTBROOKE AT OAK RIDGE, INC., a Florida corporation (collectively with Communities, the "Acquired Companies"), THE WESTBROOKE PARTNERSHIP, a Florida general partnership ("Partnership") , WESTBROOKE ACQUISITION CORP., a Florida corporation ("Acquisition"), and JAMES CARR, an individual resident of the State of Florida ("Carr").

                                   RECITALS:

         1. All of the parties" hereto (and other individuals and entities not a party hereto) are parties to that certain Stock Purchase Agreement dated January 15, 1998 (the "Stock Purchase Agreement");

         2. Communities and Carr are employer and employee respectively under that certain Amended and Restated Employment Agreement of even date herewith (the "Employment Agreement");

         3. This Agreement amends and restates that certain Non-Competition Agreement between the parties hereto dated as of January 15, 1998.

         NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged the parties hereto agree as follows, intending to be legally bound:

         1. Recitals: The foregoing recitals are true and are incorporated herein by this reference.

         2. Definitions: All capitalized terms not defined herein shall have the meaning set forth in the Stock Purchase Agreement.

         3. Acknowledgements: Carr acknowledges that:

                  (a) Carr has occupied a position of trust and confidence with the Acquired Companies and the Partnership prior to the date hereof and has become familiar with the following, any and all of which constitute confidential information of the Acquired Companies and the Partnership, (collectively the "Confidential Information"):


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                           (i) any and all trade secrets concerning the business
         and affairs of the Acquired Companies and the Partnership, including without limitation product specifications, data, know-how, formulae, compositions, processes, designs, sketches, photographs, graphs, drawings, samples, inventions and ideas, past, current and planned research and development, current and planned construction methods and processes, customer lists, current and anticipated customer requirements, price lists, market studies, business plans, computer software and programs (including object code and source code), computer software and database technologies, systems, structures and architectures and related processes., formulae, compositions, improvements, devices, know-how, inventions, discoveries, concepts, ideas, designs, methods and information, of the Acquired Companies and the Partnership and any other information, however documented, of the Acquired Companies and the Partnership that is proprietary information or a trade secret under applicable law;

                           (ii) any and all information concerning the business and affairs of the Acquired Companies and the Partnership (which includes historical financial statements, financial projections and budgets, historical and projected sales, capital spending budgets and plans, the names and backgrounds of key personnel, personnel training and techniques and materials, however documented); and

                           (iii) any and all notes, analyses, compilations, studies, summaries, and other material prepared by or for the Acquired Companies and the Partnership containing or based, in whole or in part, on any information included in the foregoing;

                  (b) the Acquired Companies and the Partnership compete with other businesses that are or could be located in Miami-Dade, Broward and Palm Beach Counties, Florida, and may be expanded into other portions of the State of Florida south of Hillsborough, Polk, Osceola and Brevard Counties, Florida (all of such geographic areas being collectively referred to herein as "South Florida");

                  (c) the provisions of this Agreement are reasonable and necessary to protect and preserve the Acquired Companies, and the Partnership's business. This Agreement is not made for the purpose of eliminating competition per se and is reasonably related to a protectable, legitimate business interest of Acquisition to wit: protection of Acquisition's goodwill;

                  (d) because of his varied skill and abilities, he does not need to compete with the Acquired Companies or the Partnership and this Agreement will not prevent him from earning a livelihood; and

                  (e) the Acquired Companies and the Partnership would be irreparably damaged if Carr were to breach the covenants in this Agreement.

         4. Confidential Information: Carr acknowledges and agrees that all Confidential Information known or obtained by Carr, whether before or after the date hereof, is the property of the Acquired Companies and the Partnership. Accordingly, Carr agrees that he will not disclose any Confidential Information to any person, firm, corporation, association or other entity for any

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reason or purpose whatsoever or make use to his personal advantage or to the advantage of any third party, of any Confidential Information, without the prior written consent of the Board. Carr shall, upon termination or expiration of this Agreement or at any other time specified by Acquisition, deliver to Acquisition all documents which reflect Confidential Information (including copies thereof). Notwithstanding anything heretofore stated in this Section 4, Carr's obligations under this Section 4 shall not, after termination or expiration of this Agreement, apply to:

                   (a) information which has become generally available to the public without any action or omission of Carr (except that any Confidential Information which is disclosed to any third party by an employee or representative of the Acquired Companies or the Partnership who is not authorized to make such disclosure shall be deemed to remain confidential and protectable by Carr under this Section 4); or

                   (b) general know-how, ideas, current and planned construction methods, processes and concepts, and Carr's general knowledge and experience pertaining to the business of development and construction of residences, to the extent the same were first known or obtained by Carr prior to the date hereof.

          5. Non-Competition: As an inducement for Acquisition to enter into the Stock Purchase Agreement and for Communities to enter into the Employment Agreement between Carr and Communities of even date herewith and as additional consideration for the consideration to be paid to Carr under the Stock Purchase Agreement and Employment Agreement, Carr agrees that:

                  (a) For the Applicable Non-Compete Period (as hereinafter defined):

                           (i) Carr will not, directly or indirectly, engage or invest in, own, manage, operate, finance, control, or participate in the ownership, management, operation, or control of, be employed by, associated with, or in any manner connected with, lend his name or any similar name to, lend his credit to, or render services or advice to, any business whose products or activities compete in whole or in part with the products or activities of the Acquired Companies or the Partnership, including but not limited to, the purchase of land (or options therefor) for development and the construction of residences within South Florida; provided, however, that Carr may purchase or otherwise acquire up to (but not more than) one percent of any class of securities of any enterprise (but without otherwise participating in the activities of such enterprise) if such securities are listed on any national or regional securities exchange or have been registered under
         Section 12 (g) of the Securities Exchange Act of 1934; and further provided however that the direct or indirect ownership and/or participation in the management of Active Investments (as hereafter defined) shall not be included in the foregoing prohibited activities. Active Investments shall mean interests in closely held businesses of all types specifically including businesses which are engaged in residential and commercial real estate ownership and/or development in South Florida; provided that (i) such businesses may not develop residential units of product types that are competitive with product types then being developed or planned to be developed by any of the Acquired Companies, (ii) such

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         residential development does not materially compete with the Acquired
         Company's projects regardless of product type or (iii) such activities do not materially interfere with Carr's performance of his duties under the Employment Agreement. Carr agrees that this covenant is reasonable with respect to its duration, geographical area, and scope.

                           (ii) Carr will not, directly or indirectly, either for himself or any other Person, (A) induce or attempt to induce any employee of an Acquired Company or the Partnership to leave the employ of such Acquired Company or the Partnership, (B) in any way interfere with the relationship between an Acquired Company or the Partnership and any employee of such Acquired Company or the Partnership, (C) employ, or otherwise engage as an employee, independent contractor, or otherwise, any employee of an Acquired Company or the Partnership, or
         (D) induce or attempt to induce any customer, supplier, licensee, or business relation of an Acquired Company or the Partnership to cease doing business with such Acquired Company or the Partnership, or in any way interfere with the relationship between any customer, supplier, licensee, or business relation of an Acquired Company or the Partnership.

                           (iii) Carr will not, directly or indirectly, either for himself or any other Person, solicit the business of any Person known to Carr to be a customer of an Acquired Company or the Partnership, whether or not Carr had personal contact with such Person;

                   (b) The term "Applicable Non-Compete Period" shall mean:

                           (i) the period beginning on the date hereof and ending on December 31, 2002;

                           (ii) if Carr's employment under the Employment Agreement is terminated pursuant to Section 4(a) or 4(b) thereof, or for any other reason other than as set forth in Section 5(b) (iii) hereof, the period beginning on the date hereof and ending on December 31, 2002;

                           (iii) if Carr's employment under the Employment Agreement is terminated pursuant to Section 4(d) or 4(e) thereof, the period beginning on the date hereof and ending on the date of termination of employment.

                   (c) In the event of a breach by Carr of any covenant set forth in Section 5(a) hereof, the term of such covenant will be extended by the period of the duration of such breach;

                   (d) (i) Carr will not, at any time during or after the Applicable Non-Compete Period, disparage Acquisition, the Acquired Companies, or the Partnership, or any of their shareholders, directors, officers, employees, or agents;

                           (ii)  The Acquired Companies and the Partnership
will not, nor will they permit their respective shareholders, directors, officers, employees, or agents, at any time during or after the Applicable Non-Compete Period to disparage Carr; and

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                   (e) Carr will, for the Applicable Non-Compete Period, within ten days after accepting any employment, advise Acquisition of the identity of any employer of Carr. Acquisition, any Acquired Company or the Partnership may serve notice upon each such employer that Carr is bound by this Agreement and furnish each such employer with a copy of this Agreement or relevant portions thereof.

                  (f) The parties acknowledge and agree that the restrictions provided under this Section 5 are reasonably necessary to protect the legitimate business interests of Acquisition, the Acquired Companies, the Partnership and Communities. Such legitimate business interests include the items referenced in
Section 3 (a) hereof.

         6. Remedies: If Carr breaches any of the covenants set forth in this Agreement, Acquisition, the Acquired Companies and the Partnership will be entitled to the following remedies:

                   (a) To obtain injunctive or other equitable relief to restrain any breach or threatened breach or otherwise to specifically enforce the provisions of this Agreement, it being agreed that money damages alone would be inadequate to compensate the Acquisition, the Acquired Companies and the Partnership and would be an inadequate remedy for such breach.

                  (b) In addition to such equitable relief, to recover from Carr any and all supplemental damages suffered as a result of such breach in order to afford Acquisition, the Acquired Companies and the Partnership complete relief;

                  (c) Any and all other damages and remedies available at law or in equity;

                  (d) The rights and remedies of the parties to this Agreement are cumulative and not alternative.

         7. GENERAL PROVISIONS

                   (a) Attorneys' Fees: Should any party employ an attorney or attorneys to enforce any of the provisions hereof, the party prevailing shall be entitled to payment by the non-prevailing party(ies) of all reasonable costs, charges and expenses, expended or incurred by the prevailing party, including reasonable attorneys' fees through all levels of proceedings, whether suit be brought or not.

                   (b) Notices: All notices, consents, waivers, and other communications under this Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt), (b) sent by telecopier (with written confirmation of receipt) , provided that a copy is mailed by registered mail, return receipt requested, or
(c) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and telecopier numbers set forth below (or to such other addresses and telecopier numbers as a party may designate by notice to the other parties):

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         Carr:
                           ---------------------------------

                           ---------------------------------
                           Facsimile No.:
                                          ------------------

         With a copy to:   K. Lawrence Gragg
                           White & Case LLP
                           200 S. Biscayne Boulevard
                           Suite 4900
                           Miami, Florida  33131
                           Facsimile No.: (305) 358-5744

         Acquisition, Acquired
         Companies,
         Partnership:      c/o Newmark Homes Corp.
                           1200 Soldiers Field Drive
                           Sugar Land, Texas 77479
                           Attn:  Terry White
                           Facsimile No.:  281-243-0168

         Copy to:          Brian Sokolik
                           Vinson & Elkins LLP
                           2300 First City Tower, 1001 Fannin St.
                           Houston, Texas 77002-6760
                           Facsimile No.:  713-615-5618

                  (c) Further Assurances: The parties agree (a) to furnish upon request to each other such further information, (b) to execute and deliver to each other such other documents, and (c) to do such other acts and things, all as the other party may reasonably request for the purpose of carrying out the intent of this Agreement and the documents referred to in this Agreement.

                  (d) Waiver: The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by any party in exercising any right, power, or privilege under this Agreement or the documents referred to in this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege. To the maximum extent permitted by applicable law, (a) no claim or right arising out of this Agreement or the documents referred to in this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party; (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.

                  (e) Entire Agreement and Modification: This Agreement supersedes all prior agreements between the parties with respect to its subject matter and constitutes (along with the

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documents referred to in this Agreement) a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter. This Agreement may not be amended except by a written agreement executed by the party to be charged with the amendment.

                   (f) Severability: If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable. Without limiting the generality of the foregoing, in the event that the provisions of this Agreement should ever be deemed to exceed the scope of business, time or geographic limitations permitted by applicable law, then such provisions shall be and are hereby reformed to the maximum scope, time or geographic limitations permitted by such applicable law.

                   (g) Section Headings; Construction: The headings of Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation. All references to "Section" or "Sections" refer to the corresponding Section or Sections of this Agreement. All words used in this Agreement will be construed to be of such gender or number as. the circumstances require. Unless otherwise expressly provided, the word "including" does not limit the preceding words or terms.

                   (h) Governing Law: This Agreement will be governed by the laws of the State of Florida without regard to conflicts of laws principles.

                   (i) Arbitration; Jurisdiction and Venue.

                           (1) THE PARTIES HAVE AGREED TO THE RESOLUTION BY
                  ARBITRATION OF ALL CLAIMS PURSUANT TO THE ARBITRATION COVENANT AS SET FORTH IN THE STOCK PURCHASE AGREEMENT, WHICH IS INCORPORATED HEREIN BY THIS REFERENCE.

                           (2) IN THE EVENT THE ARBITRATION COVENANT IS FOUND
                  UNENFORCEABLE OR INAPPLICABLE TO ANY LEGAL ACTION WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE ARISING OUT OF, CONNECTED WITH, RELATED TO, OR IN CONNECTION WITH THIS AGREEMENT, SUCH LEGAL ACTION SHALL BE BROUGHT EXCLUSIVELY IN THE COURTS OF THE STATE OF FLORIDA, COUNTY OF DADE, OR,, IF IT HAS OR CAN ACQUIRE JURISDICTION, IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF FLORIDA, AND THE PARTIES CONSENT TO THE JURISDICTION OF SUCH COURTS (AND THE APPROPRIATE APPELLATE COURTS) IN ANY SUCH LEGAL ACTION AND WAIVE ANY OBJECTION TO VENUE LAID THEREIN.

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          IN WITNESS WHEREOF, the parties have executed and delivered this
 Non-Competition Agreement as of the date first written above.



                                                 /s/ James Carr
                                                 ------------------------------
                                                 JAMES CARR

                                                 WESTBROOKE COMMUNITIES, INC.,
                                                 a Florida corporation

                                                 By:  /s/ James Carr
                                                    ---------------------------
                                                 Print Name:  James Carr
                                                            -------------------
                                                 Title:  /s/ James Carr
                                                       ------------------------

                                                 WESTBROOKE AT WEST LAKE, INC.
                                                 a Florida corporation

                                                 By:  /s/ James Carr
                                                    ---------------------------
                                                 Print Name:  /s/ James Carr
                                                            -------------------
                                                 Title:  President
                                                       ------------------------

                                                 WESTBROOKE AT WINSTON TRAILS,
                                                 INC. a Florida corporation

                                                 By:  /s/ James Carr
                                                    ---------------------------
                                                 Print Name:  James Carr
                                                            -------------------
                                                 Title:  President
                                                       ------------------------

                                                 WESTBROOKE AT PEMBROKE PINES,
                                                 INC. a Florida corporation

                                                 By:  /s/ James Carr
                                                    ---------------------------
                                                 Print Name:  James Carr
                                                            -------------------
                                                 Title:  President
                                                       ------------------------

                                                 WESTBROOKE AT OAK RIDGE, INC.
                                                 a Florida corporation

                                                 By:  /s/ James Carr
                                                    ---------------------------
                                                 Print Name:  James Carr
                                                            -------------------
                                                 Title:  President
                                                       ------------------------


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                                                 THE WESTBROOKE PARTNERSHIP, a
                                                 Florida partnership

                                                 By:   Westbrooke Communities,
                                                       Inc., a Florida
                                                       corporation, its
                                                       managing general partner

                                                 By:  /s/ James Carr
                                                    ---------------------------
                                                 Print Name:  James Carr
                                                            -------------------
                                                 Title:  President
                                                       ------------------------


                                                 WESTBROOKE ACQUISITION CORP. a
                                                 Florida corporation

                                                 By:  /s/ Michael K. McCraw
                                                    ---------------------------
                                                 Print Name:  Michael K. McCraw
                                                            -------------------
                                                 Title:  President
                                                       ------------------------





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